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                                                                     EXHIBIT 4.1

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION



         USFreightways Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of USFreightways Corporation resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the Restated Certificate of Incorporation of USFreightways Corporation be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

                  The name of the corporation is USF Corporation (the "Corporation").

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon written waiver of notice signed by all stockholders at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: The said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said USFreightways Corporation has caused this certificate to be signed by Samuel K. Skinner, its President and CEO, this Second day of May, 2003.

                                                USFreightways Corporation




                                                By:  /s/ Samuel K. Skinner
                                                    -----------------------
                                                    President & CEO